PRICING SUPPLEMENT NO. 77                                         Rule 424(b)(3)
DATED: April 30, 1999                                        File No. 333-61437

(To Prospectus dated August 26, 1998 and
Prospectus Supplement dated August 26, 1998)

                                 $7,315,045,162
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B
             WITH MINIMUM MATURITY OF NINE MONTHS FROM DATE OF ISSUE

Principal Amount:  $35,000,000  Floating Rate Notes [x]  Book Entry Notes [x]
Original Issue Date:            Fixed Rate Notes [_]     Certificated Notes [_]

May 5, 1999

Maturity Date:                  CUSIP#: 073928 JA  2

May 4, 2001
Option to Extend Maturity:      No  [x]
                                Yes [_]   Final Maturity Date:

                                        Optional           Optional
                     Redemption         Repayment          Repayment
Redeemable On        Price(s)           Date(s)            Price(s)

N/A                  N/A                N/A                N/A

Applicable Only to Fixed Rate Notes:

Interest Rate:

Applicable Only to Floating Rate Notes:

Interest Rate Basis:                       Maximum Interest Rate: N/A

[_]          Commercial Paper Rate         Minimum Interest Rate: N/A

[_]          Federal Funds Rate            Interest Reset Date(s): *

[_]          Treasury Rate                 Interest Reset Period: Three Months

[_]          LIBOR Reuters                 Interest Payment Date(s): **

[x]          LIBOR Telerate

[_]          Prime Rate                    Interest Payment Period: Quarterly

[_]          CMT Rate

 Initial Interest Rate:  5.13875%
 Index Maturity:  Three Months
 Spread (plus or minus): +0.15%

------------------------------------------------

*        8/4/99, 11/4/99, 2/4/00, 5/4/00, 8/4/00, 11/6/00 and 2/5/01.

**       8/4/99, 11/4/99, 2/4/00, 5/4/00, 8/4/00, 11/6/00, 2/5/01 and 5/4/01.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.